UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 26, 2008
MEDICAL PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction	(IRS. Employer
of incorporation)	Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(205) 969-3755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On March 26, 2008, MPT Operating Partnership, L.P. (the “Operating Partnership”), the operating partnership of Medical Properties Trust, Inc. (the “Company”), completed its previously announced offering of $75,000,000 aggregate principal amount of 9.25% Exchangeable Senior Notes due 2013 (the “notes”) in a private placement to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws.
The notes were issued pursuant to an indenture, dated as of March 26, 2008 (the “Indenture”), among the Operating Partnership, as issuer, the Company, as guarantor, and Wilmington Trust Company, as trustee. The notes will bear interest at the rate of 9.25% per year, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2008. The notes will mature on April 1, 2013 unless previously redeemed or repurchased by the Operating Partnership or exchanged in accordance with their terms prior to such date. In order to preserve the Company’s status as a real estate investment trust, the Operating Partnership may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus any unpaid interest (including additional interest, if any) accrued to the redemption date. The notes will not otherwise be redeemable at the Operating Partnership’s option prior to the stated maturity date. If certain change in control, liquidation or dissolution transactions described in the Indenture occur at any time prior to maturity, holders of the notes may require the Operating Partnership to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but excluding, the date of repurchase.
Holders of the notes may exchange their notes for the Company’s common stock prior to the close of business on the second business day immediately preceding the stated maturity date at any time beginning on January 1, 2013 and also under any of the following circumstances:
•	during any calendar quarter beginning after June 30, 2008 (and only during such calendar quarter), if, and only if, the closing sale price per share of the Company’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 120% of the exchange price per share of the Company’s common stock in effect on the applicable trading day;

•	during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price per share of the Company’s common stock multiplied by the applicable exchange rate;

•	if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•	upon the occurrence of distributions of certain rights to purchase securities of the Company or the Operating Partnership or distributions of certain other assets; or

•	if the Company’s common stock ceases to be listed on a U.S. national or regional securities exchange for 30 consecutive trading days.
The notes have an initial exchange rate of 80.8898 shares of the Company’s common stock, par value $0.001 per share, per $1,000 principal amount of the notes, representing an exchange price of approximately $12.36 per common share. If a change of control transaction described in the Indenture occurs and a holder elects to exchange notes in connection with any such transaction, holders of the notes will be entitled to a make-whole amount in the form of an increase in the exchange rate. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of the Company’s current regular quarterly dividend on its common stock of $0.27 per share.

The notes will be exchangeable for cash up to their principal amount and shares of the Company’s common stock for the remainder of the exchange value in excess of the principal amount.
In connection with the sale of the notes, the Operating Partnership and the Company entered into a registration rights agreement, dated March 26, 2008 (the “Registration Rights Agreement”), with UBS Securities LLC, as representative of the initial purchasers of the notes, pursuant to which the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission on or prior to July 24, 2008 covering resales of the shares of the Company’s common stock, if any, issuable upon exchange of the notes. If the Company does not fulfill certain of its obligations under the Registration Rights Agreement with respect to the notes, it will be required to pay liquidated damages to holders of the notes.
The description of the Indenture and the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the respective terms of each agreement, which are filed as Exhibit 4.1 and Exhibit 10.1 hereto, respectively.
Some of the initial purchasers and their affiliates have in the past provided and may from time to time in the future provide commercial banking, financial advisory, investment banking and other services to the Company and the Operating Partnership.
Wilmington Trust Company has in the past provided and may from time to time in the future provide trustee, registrar, exchange agent, paying agent and other services to the Company and the Operating Partnership.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 26, 2008, the Operating Partnership issued $75,000,000 aggregate principal amount of its 9.25% Exchangeable Senior Notes due 2013 in a private placement to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act. The information set forth in Item 1.01 with respect to the terms and other conditions of the notes is hereby incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 with respect to the notes and the exchange thereof for shares of the Company’s common stock is hereby incorporated herein by reference.
The notes and the shares of the Company’s common stock issuable in certain circumstances upon exchange of the notes have not been registered under the Securities Act. The Operating Partnership offered and sold the notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
4.1	Indenture, dated as of March 26, 2008, among MPT Operating Partnership, L.P., as Issuer, Medical Properties Trust, Inc., as Guarantor, and Wilmington Trust Company, as Trustee.

10.1	Registration Rights Agreement, dated as of March 26, 2008, among MPT Operating Partnership, L.P., Medical Properties Trust, Inc. and UBS Securities LLC, as representative of the initial purchasers of the notes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)
By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 27, 2008